Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

January 26, 2011

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Performance for Fourth Quarter 2010

•	EPS from continuing operations grows 21 percent

•	Cash generation exceeds earnings from continuing operations

•	Management provides 2011 full-year EPS guidance

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2010 fourth-quarter earnings from continuing operations of $729 million, or $1.91 per share on a fully diluted basis, compared to 2009 fourth-quarter earnings from continuing operations of $618 million, or $1.58 per share fully diluted. Full-year 2010 earnings from continuing operations were $2.63 billion, or $6.82 per share on a fully diluted basis, compared to $2.41 billion and $6.20 per share, respectively, for 2009. Revenue was $8.6 billion in the fourth quarter and $32.5 billion for the full year.

Margins

Company-wide operating margins increased to 12.5 percent for the fourth quarter, led by a 250-basis-point improvement in the company’s Aerospace sector. Margins also increased in the Marine Systems and Information Systems and Technology businesses and remained steady in Combat Systems.

Cash

Net cash provided by operating activities totaled $1.42 billion in the fourth quarter and $2.99 billion for the full year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $1.27 billion in the quarter and $2.62 billion for the year. Free cash flow significantly exceeded earnings from continuing operations in the fourth quarter and was equal to earnings from continuing operations for the year.

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Backlog

The company’s total backlog was $59.6 billion at the end of the year. The Aerospace group booked its largest order intake of the year, resulting in a $244 million increase in backlog over the third quarter. Significant domestic and international orders for vehicle production and improvements, ongoing ship design and development efforts, and combat mission-system integration work underscored the ongoing demand for many of the company’s key product and service offerings.

Estimated potential contract value, representing management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised contract options, increased to $21.8 billion at year-end 2010. Total potential contract value, the sum of all backlog components, was $81.3 billion at the end of the year.

“2010 was a good year for General Dynamics, marked by outstanding earnings growth, efficient cash conversion and focused execution across the company,” said Jay L. Johnson, chairman and chief executive officer. “Our businesses are well-positioned as we continue to provide mission-essential capabilities to our defense customers and capitalize on accelerating global business-jet demand.”

“Looking ahead, we expect 2011 earnings to be in the range of $7.00 to $7.10 per share, fully diluted,” Johnson said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 90,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they are made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities-analyst conference call at 11:30 a.m. Eastern Time on Wednesday, January 26, 2011. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 2:30 p.m. January 26 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 82244490. The phone replay will be available from 2:30 p.m. January 26, until midnight February 2, 2011.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2010	2009	$	%
Revenues	$8,601	$7,898	$703	8.9%
Operating costs and expenses	7,525	6,947	(578)

Operating earnings	1,076	951	125	13.1%
Interest, net	(33)	(43)	10
Other, net	—	1	(1)

Earnings from continuing operations before income taxes	1,043	909	134	14.7%
Provision for income taxes	314	291	(23)

Earnings from continuing operations	$729	$618	$111	18.0%

Discontinued operations, net of tax	—	(4)	4

Net earnings	$729	$614	$115	18.7%

Earnings per share - basic
Continuing operations	$1.94	$1.60	$0.34	21.3%
Discontinued operations	$—	$(0.01)	$0.01

Net earnings	$1.94	$1.59	$0.35	22.0%

Basic weighted average shares outstanding (in millions)	376.7	385.8

Earnings per share - diluted
Continuing operations	$1.91	$1.58	$0.33	20.9%
Discontinued operations	$—	$(0.01)	$0.01

Net earnings	$1.91	$1.57	$0.34	21.7%

Diluted weighted average shares outstanding (in millions)	380.9	390.1

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2010	2009	$	%
Revenues	$32,466	$31,981	$485	1.5%
Operating costs and expenses	28,521	28,306	(215)

Operating earnings	3,945	3,675	270	7.3%
Interest, net	(157)	(160)	3
Other, net	2	(2)	4

Earnings from continuing operations before income taxes	3,790	3,513	277	7.9%
Provision for income taxes	1,162	1,106	(56)

Earnings from continuing operations	$2,628	$2,407	$221	9.2%

Discontinued operations, net of tax	(4)	(13)	9

Net earnings	$2,624	$2,394	$230	9.6%

Earnings per share - basic
Continuing operations	$6.89	$6.24	$0.65	10.4%
Discontinued operations	$(0.01)	$(0.03)	$0.02

Net earnings	$6.88	$6.21	$0.67	10.8%

Basic weighted average shares outstanding (in millions)	381.2	385.5

Earnings per share - diluted
Continuing operations	$6.82	$6.20	$0.62	10.0%
Discontinued operations	$(0.01)	$(0.03)	$0.02

Net earnings	$6.81	$6.17	$0.64	10.4%

Diluted weighted average shares outstanding (in millions)	385.2	387.9

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2010	2009	$	%
Revenues:
Aerospace	$1,268	$1,181	$87	7.4%
Combat Systems	2,696	2,486	210	8.4%
Marine Systems	1,701	1,551	150	9.7%
Information Systems and Technology	2,936	2,680	256	9.6%

Total	$8,601	$7,898	$703	8.9%

Operating earnings:
Aerospace	$210	$167	$43	25.7%
Combat Systems	400	367	33	9.0%
Marine Systems	177	156	21	13.5%
Information Systems and Technology	311	282	29	10.3%
Corporate	(22)	(21)	(1)	(4.8)%

Total	$1,076	$951	$125	13.1%

Operating margins:
Aerospace	16.6%	14.1%
Combat Systems	14.8%	14.8%
Marine Systems	10.4%	10.1%
Information Systems and Technology	10.6%	10.5%
Total	12.5%	12.0%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2010	2009	$	%
Revenues:
Aerospace	$5,299	$5,171	$128	2.5%
Combat Systems	8,878	9,645	(767)	(8.0)%
Marine Systems	6,677	6,363	314	4.9%
Information Systems and Technology	11,612	10,802	810	7.5%

Total	$32,466	$31,981	$485	1.5%

Operating earnings:
Aerospace	$860	$707	$153	21.6%
Combat Systems	1,275	1,262	13	1.0%
Marine Systems	674	642	32	5.0%
Information Systems and Technology	1,219	1,151	68	5.9%
Corporate	(83)	(87)	4	4.6%

Total	$3,945	$3,675	$270	7.3%

Operating margins:
Aerospace	16.2%	13.7%
Combat Systems	14.4%	13.1%
Marine Systems	10.1%	10.1%
Information Systems and Technology	10.5%	10.7%
Total	12.2%	11.5%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and equivalents	$2,613	$2,263
Accounts receivable	3,848	3,678
Contracts in process	4,873	4,449
Inventories	2,158	2,126
Other current assets	694	733

Total current assets	14,186	13,249

Noncurrent assets:
Property, plant and equipment, net	2,971	2,912
Intangible assets, net	1,992	2,098
Goodwill	12,649	12,269
Other assets	747	549

Total noncurrent assets	18,359	17,828

Total assets	$32,545	$31,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$773	$705
Accounts payable	2,736	2,365
Customer advances and deposits	4,465	4,313
Other current liabilities	3,203	2,988

Total current liabilities	11,177	10,371

Noncurrent liabilities:
Long-term debt	2,430	3,159
Other liabilities	5,622	5,124
Commitments and contingencies

Total noncurrent liabilities	8,052	8,283

Shareholders’ equity:
Common stock	482	482
Surplus	1,729	1,518
Retained earnings	17,076	15,093
Treasury stock	(4,535)	(3,463)
Accumulated other comprehensive loss	(1,436)	(1,207)

Total shareholders’ equity	13,316	12,423

Total liabilities and shareholders’ equity	$32,545	$31,077

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2010	December 31, 2009
Cash flows from operating activities:
Net earnings	$2,624	$2,394
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	345	344
Amortization of intangible assets	224	218
Stock-based compensation expense	118	117
Excess tax benefit from stock-based compensation	(18)	(5)
Deferred income tax provision	56	227
Discontinued operations, net of tax	4	13
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(152)	(151)
Contracts in process	(334)	(112)
Inventories	(23)	(72)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	366	(92)
Customer advances and deposits	30	145
Other current liabilities	(285)	(306)
Other, net	31	135

Net cash provided by operating activities	2,986	2,855

Cash flows from investing activities:
Maturities of held-to-maturity securities	605	—
Purchases of held-to-maturity securities	(468)	(337)
Capital expenditures	(370)	(385)
Business acquisitions, net of cash acquired	(233)	(811)
Other, net	58	141

Net cash used by investing activities	(408)	(1,392)

Cash flows from financing activities:
Purchases of common stock	(1,185)	(209)
(Repayment of) proceeds from fixed-rate notes	(700)	747
Dividends paid	(631)	(577)
Proceeds from option exercises	277	142
Repayment of commercial paper	—	(904)
Other, net	13	(5)

Net cash used by financing activities	(2,226)	(806)

Net cash used by discontinued operations - operating activities	(2)	(15)

Net increase in cash and equivalents	350	642
Cash and equivalents at beginning of period	2,263	1,621

Cash and equivalents at end of period	$2,613	$2,263

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2010		Fourth Quarter 2009
Non-GAAP Financial Measures:
Free cash flow from operations:

	Quarter	Year-to-date	Quarter	Year-to-date
Net cash provided by operating activities	$1,419	$2,986	$1,498	$2,855
Capital expenditures	(151)	(370)	(134)	(385)

Free cash flow from operations (A)	$1,268	$2,616	$1,364	$2,470

Return on invested capital:
Earnings from continuing operations	$2,628		$2,407
After-tax interest expense	116		117
After-tax amortization expense	155		149

Net operating profit after taxes	2,899		2,673
Average debt and equity	16,587		15,003

Return on invested capital (B)	17.5%		17.8%

Other Financial Information:
Return on equity (C)	20.2%		21.7%
Debt-to-equity (D)	24.1%		31.1%
Debt-to-capital (E)	19.4%		23.7%
Book value per share (F)	$35.79		$32.21
Total taxes paid	$310		$246
Company-sponsored research and development (G)	$124		$123
Employment	90,000		91,700
Sales per employee (H)	$358,100		$346,500
Shares outstanding	372,052,313		385,704,691

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Fourth Quarter 2010	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$17,443	$378	$17,821	$1,361	$19,182
Combat Systems	10,908	892	11,800	4,645	16,445
Marine Systems	7,050	13,069	20,119	584	20,703
Information Systems and Technology	7,978	1,843	9,821	15,196	25,017

Total	$43,379	$16,182	$59,561	$21,786	$81,347

Third Quarter 2010
Aerospace	$17,184	$393	$17,577	$1,361	$18,938
Combat Systems	11,771	1,006	12,777	4,702	17,479
Marine Systems	7,972	12,620	20,592	768	21,360
Information Systems and Technology	8,666	2,219	10,885	13,978	24,863

Total	$45,593	$16,238	$61,831	$20,809	$82,640

Fourth Quarter 2009
Aerospace	$18,891	$433	$19,324	$1,361	$20,685
Combat Systems	11,431	1,985	13,416	2,327	15,743
Marine Systems	7,111	15,362	22,473	1,072	23,545
Information Systems and Technology	8,423	1,909	10,332	12,815	23,147

Total	$45,856	$19,689	$65,545	$17,575	$83,120

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

FOURTH QUARTER 2010 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the fourth quarter of 2010:

Combat Systems

•

Approximately $500 from the U.S. Army under the Stryker wheeled armored vehicle program for production of double-V-hulled vehicles, contractor logistics support and battle-damage assessment and repair.

•	Approximately $350 from the U.S. Marine Corps under the mine-resistant, ambush-protected (MRAP) vehicle program for upgrade kits for previously delivered vehicles.

•	Approximately $165 from Germany to produce Eagle armored vehicles. The contract has a maximum potential value of over $565 if all options are exercised.

•	Approximately $140 from the Army under the Foreign Military Sales program to produce Light Armored Vehicles (LAVs) for an international customer.

Marine Systems

•	Approximately $65 from the U.S. Navy for engineering and design services for the Ohio Replacement Program (ORP).

•	Approximately $60 from the Navy to operate and maintain large, medium-speed, roll-on/roll-off (LMSR) vessels.

•	Approximately $60 from the Navy for engineering, design and technical services for the DDG-1000 destroyer program.

•	Approximately $35 from the Navy for the development of advanced submarine technologies. The contract has a maximum potential value of over $710 over five years.

Information Systems and Technology

•

Approximately $150 from Austal USA for design, integration and testing of combat and seaframe control systems for one Littoral Combat Ship (LCS) along with options for nine additional ships, which are expected to be exercised over the next five years.

•	Approximately $80 from the Army for information technology (IT) infrastructure support for the Walter Reed National Military Medical Center.

•	Approximately $60 under the Warfighter Field Operations Customer Support (FOCUS) program to provide life-cycle contractor support services.

•	Approximately $55 in orders for networking communications products and support under the Network-Centric Solutions (NETCENTS) program, bringing the total value in backlog to approximately $235.

•

An IDIQ contract from the Army under the Warfighter Information Network-Tactical (WIN-T) program for low-rate initial production of Increment 2 equipment. The group expects to receive orders under the contract beginning in the first quarter of 2011.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Fourth Quarter		Twelve Months
	2010	2009	2010	2009
Gulfstream Green Deliveries (units):
Large aircraft	18	19	75	75
Mid-size aircraft	2	1	24	19

Total	20	20	99	94

Gulfstream Outfitted Deliveries (units):
Large aircraft	20	18	74	78
Mid-size aircraft	4	3	15	32

Total	24	21	89	110

Pre-owned Deliveries (units):	1	1	7	6

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